UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 12, 2013

Alphabet Holding Company, Inc.

(Exact name of registrant as specified in charter)

333-186802

(Commission File Number)

DELAWARE	27-3085103
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York	11779
(Address of principal executive offices)	(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

On December 12, 2013, Alphabet Holding Company, Inc. (the “Company”) completed the previously announced tack-on private placement to qualified institutional buyers in reliance on Rule 144A of the Securities Act, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act (the “Offering”) of an additional $450 million in aggregate principal amount of 7.75%/8.50% Contingent Cash Pay Senior Notes due 2017 (the “Add-on Notes”), priced at 102.25% of par value. The gross proceeds from the Offering (including accrued interest) were approximately $464.1 million.  The Company used the gross proceeds from the Offering to pay a cash dividend to the Company’s shareholders in the amount of approximately $446 million, to make a payment to the holders of its existing 7.75%/8.50% Contingent Cash Pay Senior Notes due 2017 (the “Existing Notes” and, together with the Add-on Notes, the “Notes”) in connection with the Company’s previously announced consent solicitation (the “Consent Solicitation”) to amend certain provisions of the indenture, dated as of October 17, 2012 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee, and to pay certain fees, commissions and related expenses related to the Offering and the Consent Solicitation.  A copy of the press release announcing the closing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Immediately following consummation of the Offering, a consent fee was paid to holders of the Company’s Existing Notes in connection with the Consent Solicitation to amend certain provisions (the “Proposed Amendments”) of the Indenture. Upon consummation of the Offering and payment of the consent fee, the Proposed Amendments to the Indenture became operative in accordance with the terms of the first supplemental indenture (the “First Supplemental Indenture”) to the Indenture that was entered into between the Company and the Trustee on December 10, 2013.

The Add-on Notes are the Company’s senior unsecured obligations and were issued pursuant to a second supplemental indenture, dated December 12, 2013 (the “Second Supplemental Indenture”), between the Company and the Trustee, to the Indenture. The Add-on Notes offered in the Offering have the same terms as the Existing Notes (other than the date of the initial issuance, the date from which interest will initially begin to accrue and the first interest payment date) but will trade under a separate CUSIP from the Existing Notes until they become freely tradable pursuant to a registered exchange offer. The Add-on Notes constitute the same series of securities as the Existing Notes for purposes of the Indenture, and will vote together on all matters with such notes. Interest on the Add-on Notes will be deemed to have accrued from November 1, 2013. The description of the terms of the Notes in this Current Report is a summary and is qualified in its entirety by the terms of the Indenture as supplemented by the First Supplemental Indenture and Second Supplemental Indenture, each of which is filed as an exhibit to this Current Report and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

This Current Report is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security.  The Add-on Notes the Company sold in the Offering were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.

4.1

Indenture, dated as of October 17, 2012, between the Company and The Bank of New York Mellon, as trustee, governing the 7.75%/8.50% Contingent Cash Pay Senior Notes due 2017 (incorporated by reference to NBTY , Inc.’s Form 10-K, filed November 27, 2012).

4.2	First Supplemental Indenture, dated as of December 10, 2013, between the Company and The Bank of New York Mellon, as trustee, governing the 7.75%/8.50% Contingent Cash Pay Senior Notes due 2017.

4.3	Second Supplemental Indenture, dated as of December 12, 2013, between the Company and The Bank of New York Mellon, as trustee, governing the 7.75%/8.50% Contingent Cash Pay Senior Notes due 2017.

4.4	Form of 7.75%/8.50% Contingent Cash Pay Senior Note due 2017 (included as Exhibit A to Exhibit 4.1 hereto).

99.1	Press release dated December 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 12, 2013

Alphabet Holding Company, Inc.

By:	/s/ Christopher Brennan
Christopher Brennan
Senior Vice President, General Counsel and Corporate Secretary